SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2005

TRM CORPORATION

(Exact Name of Registrant as Specified in Charter)

Oregon	0-19657	93-0809419

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5208 N.E. 122nd Avenue Portland, Oregon	97230

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 257-8766

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

     As used in this report, “we”, “us”, or “our” refer to TRM Corporation (NASDAQ:TRMM), an Oregon corporation.

     On March 5, 2005, conditions in our Amended Restated Articles of Incorporation causing the automatic conversion of our Series A preferred stock to common stock were satisfied. As a result, as of that date, each share of our Series A preferred stock was converted into 0.7499997 of a share of our common stock, leaving no Series A preferred stock remaining issued and outstanding. The conversion resulted in the issuance of an aggregate of 725,497 shares of our common stock. The issuance was not registered under the Securities Act of 1933, as amended, or the 1933 Act. As required by our Amended Restated Articles, we will pay the former holders of our Series A preferred stock dividends accrued through the conversion date, an aggregate of approximately $145,101, upon their presentation of the certificates representing their preferred shares to us for exchange. The conversion was exempt from the registration requirements of the 1933 Act, as amended, by reason of Section 3(a)(9) and/or Section 4(2) thereunder.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRM Corporation Registrant

Dated: 10 March 2005	By:	/s/ Daniel E. O’Brien

	Name: Title:	Daniel E. O’Brien Chief Financial Officer